THERMON REPORTS SECOND QUARTER RESULTS

Thermon Announces Second Quarter Fiscal 2014 Revenue of $72.8 Million,
Net Income Increases 51%, $0.33 GAAP Fully Diluted EPS

SAN MARCOS, Texas, November 7, 2013 -- Thermon Group Holdings, Inc. (NYSE:THR) ("Thermon" or the "Company") today announced consolidated financial results for its fiscal second quarter ended September 30, 2013 (“Q2 2014”).

Highlights for the quarter include:

•	Revenue of $72.8 million, an increase of 7% versus Q2 2013

•	Gross margin percentage of 48.6% versus 48.1% for Q2 2013, an increase of 50 basis points

•	Gross profit increased by 8% to a record $35.4 million versus $32.6 million in Q2 2013

•	Net income increased 51% to $10.6 million versus $7.0 million in Q2 2013

•	Record GAAP fully diluted EPS of $0.33 versus $0.22 in Q2 2013

"Revenues and gross margins exceeded our expectations in Q2. The revenue strength was primarily driven by a 25% increase in sales in the United States, continued growth in Canada and stabilization in European revenues. Gross margins were positively impacted by a favorable product mix, which drove record EPS results. We are reaffirming our guidance of mid-single digit revenue growth in FY 2014," said Rodney Bingham, President and Chief Executive Officer.

Q2 2014 revenue of $72.8 million reflected an increase of 7% compared to revenue of $67.8 million in Q2 2013. Foreign currency negatively impacted revenue by $1.1 million in Q2 2014, an impact of approximately 2%, primarily attributable to weakness in the Canadian dollar. Greenfield projects represented approximately 39% of Q2 2014 revenue and MRO/UE (maintenance, repair, operations/upgrade and expansion) represented approximately 61% of Q2 2014 revenue. Greenfield revenue grew 11% in Q2 2014 and MRO/UE revenue grew 6%, both relative to Q2 2013.

Gross profit as a percentage of revenue was 48.6% in Q2 2014 compared to 48.1% in Q2 2013. Q2 2014 net income of $10.6 million reflected an increase of $3.6 million versus net income of $7.0 million in Q2 2013.

Adjusted EBITDA was $18.3 million, a decrease of $1.3 million or 7% from $19.6 million generated in Q2 2013. Backlog at the end of Q2 2014 was $91.8 million compared to $92.3 million at the end of Q1 2014. Free cash flow per share decreased from $0.37 per fully diluted share in Q2 2013 to $0.31 in Q2 2014.

Q2 2014 GAAP fully diluted EPS was a record $0.33, an increase of $0.11 relative to Q2 2013, and Adjusted EPS was also a record $0.30, an increase of $0.04 relative to Adjusted EPS in Q2 2013. The adjustment to GAAP net income in Q2 2014 is due to the conclusion of an IRS tax audit and the release of a related accrual for uncertain tax positions. Adjustments to GAAP net income in Q2 2013 are due to the effects of negotiating a new revolving line of credit and expenses associated with our September 2012 secondary public offering. See the tables titled "Reconciliation of Net Income to Adjusted EBITDA and Return on Equity" and "Reconciliation of Net Income to Adjusted Net Income and Adjusted EPS" for additional details.

On a year to date basis, the Company generated revenue of $138.4 million versus $135.5 million in FY 2013. Foreign currency negatively impacted revenue by $1.3 million, relative to the first half of FY 2013. On a year to date basis, adjusted for foreign currency, revenue grew 3% from FY 2013. The appreciation of the US Dollar relative to the Canadian Dollar was the primary cause of the negative foreign currency impact.

GAAP net income year to date was $3.6 million, or $0.11 per fully diluted share, versus $13.6 million and $0.43 per fully diluted share in FY 2013. Adjusting for the redemptions and refinancing of our senior secured notes, our Adjusted net income in the first half of FY 2014 was $16.9 million, or $0.53 per fully diluted share, versus $15.5 million and $0.49 per fully diluted share in FY 2013.

Conference Call and Webcast Information

Thermon's senior management team, including Rodney Bingham, President and Chief Executive Officer, and Jay Peterson, Chief Financial Officer, will discuss second quarter fiscal 2014 results during a conference call today at 10:00 a.m. (Central Standard Time), which will be simultaneously webcast on Thermon's Investor Relations website located at http://ir.thermon.com . Investment community professionals interested in participating in the question-and-answer session may access the call by dialing (877) 312-5421 from within the United States/Canada and (253) 237-1121 from outside of the United States/Canada. A replay of the webcast will be available on Thermon's Investor Relations website beginning two hours after the conclusion of the call.

About Thermon

Through its global network, Thermon provides highly engineered thermal solutions, known as heat tracing, for process industries, including energy, chemical processing and power generation. Thermon's products provide an external heat source to pipes, vessels and instruments for the purposes of freeze protection, temperature maintenance, environmental monitoring and surface snow and ice melting. Thermon is headquartered in San Marcos, Texas. For more information, please visit www.thermon.com .

Non-GAAP Financial Measures

Disclosure in this release of “Adjusted EPS,” “Adjusted EBITDA,” “Adjusted net income," “Free cash flow per share” and “Return on equity” which are "non-GAAP financial measures" as defined under the rules of the Securities and Exchange Commission (the “SEC”), are intended as supplemental measures of our financial performance that are not required by, or presented in accordance with, U.S. generally accepted accounting principles ("GAAP"). “Adjusted fully diluted net income” and “Adjusted earnings per share (or EPS)” represents net income before certain transaction expenses and expenses related to the release of a liability for uncertain tax provisions, debt redemptions and refinancing of our revolving line of credit, per fully-diluted common share. “Adjusted EBITDA” represents net income before interest expense (net of interest income), income tax expense, depreciation and amortization expense and other non-cash charges such as stock-based compensation expense, and transaction expenses incurred with transactions not associated with our ongoing operations, such as the loss on retirement of debt and our fiscal 2013 shelf registration and secondary public offering. “Return on equity for the three month period ended September 30, 2013” represents Adjusted EBITDA for the three month period ended September 30, 2013 that is multiplied times four to represent a full year's results, divided by the average of total shareholders' equity at September 30, 2013 and June 30, 2013. "Return on equity for the six month period ended September 30, 2013" represents Adjusted EBITDA for the six month period ended September 30, 2013 that is multiplied by two to represent a full year's results, divided by the average of total shareholders' equity at September 30, 2013 and March 31, 2013. We believe that the average shareholders' equity properly accounts for net income that occurred during the three and six months ended September 30, 2013. “Free cash flow per share” represents cash provided by operations less cash used for the purchase of property plant and equipment. The resultant cash provided or used is then divided by the fully diluted common shares outstanding.

We believe these non-GAAP financial measures are meaningful to our investors to enhance their understanding of our financial performance and are frequently used by securities analysts, investors and other interested parties to compare our performance with the performance of other companies that report Adjusted EPS, Adjusted EBITDA, Adjusted net income, Free cash flow per share or Return on equity. Adjusted EPS, Adjusted EBITDA, Adjusted net income, Free cash flow per share and Return on equity should be considered in addition to, not as substitutes for, income from operations, net income, net income per share, net cash provided by operating activities and other measures of financial performance reported in accordance with GAAP. Our calculation of Adjusted EPS, Adjusted EBITDA, Adjusted net income, Free cash flow per share and Return on equity may not be comparable to similarly titled measures reported by other companies. For a description of how Adjusted EPS, Adjusted EBITDA, Adjusted net income, Return on equity and Free cash flow per share are calculated and reconciliations to the corresponding GAAP measures, see the sections of this release titled "Reconciliation of Net Income to Adjusted EBITDA and Return on Equity," and “Reconciliation of Net Income to Adjusted Net Income and Adjusted EPS” and "Reconciliation of Cash Provided by Operating Activities to Free Cash Flow per Share."

Forward-Looking Statements

This release may include forward-looking statements within the meaning of the U.S. federal securities laws in addition to historical information. These forward-looking statements include, without limitation, statements regarding our industry, business strategy, plans, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. When used, the words "anticipate," "assume," "believe," "budget," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "will," "future" and similar terms and phrases are intended to identify forward-looking statements in this release. Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized or otherwise materially affect our financial condition, results of operations and cash flows.

Actual events, results and outcomes may differ materially from our expectations due to a variety of factors. Although it is not possible to identify all of these factors, they include, among others, (i) general economic conditions and cyclicality in the markets we serve; (ii) future growth of energy and chemical processing capital investments; (iii) changes in relevant currency exchange rates; (iv) our ability to comply with the complex and dynamic system of laws and regulations applicable to international operations; (v) a material disruption at any of our manufacturing facilities; (vi) our dependence on subcontractors and suppliers; (vii) our ability to obtain standby letters of credit, bank guarantees or performance bonds required to bid on or secure certain customer contracts; (viii) competition from various other sources providing similar heat tracing products and services, or other alternative technologies, to customers; (ix) our ability to attract and retain qualified management and employees, particularly in our overseas markets; (x) our ability to continue to generate sufficient cash flow to satisfy our liquidity needs; (xi) the extent to which federal, state, local and foreign governmental regulation of energy, chemical processing and power generation products and services limits or prohibits the operation of our business; and (xii) other factors discussed in more detail under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended March 31, 2013, as filed with the Securities and Exchange Commission on June 10, 2013. Any one of these factors or a combination of these factors could materially affect our financial condition, results of operations and cash flows and could influence whether any forward-looking statements contained in this release ultimately prove to be accurate.

Our forward-looking statements are not guarantees of future performance, and actual results and future performance may differ materially from those suggested in any forward-looking statements. We do not intend to update these statements unless we are required to do so under applicable securities laws.

Thermon Group Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheet

(in Thousands)

	September 30, 2013	March 31, 2013
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$53,368	$43,847
Accounts receivable, net of allowance for doubtful accounts of $1,423 and $1,141 as September 30, 2013 and March 31, 2013, respectively	58,487	56,123
Inventories, net	36,729	34,391
Costs and estimated earnings in excess of billings on uncompleted contracts	3,978	3,515
Income taxes receivable	5,285	5,287
Prepaid expenses and other current assets	6,451	6,203
Deferred income taxes	4,956	2,211
Total current assets	169,254	151,577
Property, plant and equipment, net	31,240	31,211
Goodwill	116,859	116,303
Intangible assets, net	126,863	131,916
Debt issuance costs, net	1,770	4,373
Other noncurrent assets	126	143
Total Assets	$446,112	$435,523

Liabilities
Current liabilities:
Accounts payable	$22,527	$20,370
Accrued liabilities	13,663	18,715
Obligations due to settle the CHS Transactions	3,144	3,239
Current portion of long-term debt	13,500	—
Billing excess of costs and estimated earnings on uncompleted contracts	2,124	1,629
Income taxes payable	1,368	1,706
Total current liabilities	56,326	45,659

Long-term debt, net of current maturities	114,750	118,145
Deferred income taxes	40,761	42,599
Other noncurrent liabilities	2,160	3,073
Total liabilities	$213,997	$209,476

Shareholders' equity:
Common Stock	32	31
Additional paid in capital	205,251	203,027
Accumulated other comprehensive loss	(866)	(1,075)
Retained earnings	27,698	24,064
Total shareholders' equity	232,115	226,047

Total liabilities and shareholders' equity	$446,112	$435,523

Thermon Group Holdings, Inc. and Subsidiaries

Condensed Consolidated Statement of Operations

(Unaudited, in Thousands except earnings per share amounts)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended

	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Sales	$72,783	$67,849	$138,383	$135,539
Cost of sales	37,428	35,210	72,014	69,561
Gross profit	35,355	32,639	66,369	65,978
Operating expenses:
Marketing, general and administrative and engineering	17,579	14,158	33,384	30,115
Stock compensation expense	544	336	910	394
Amortization of other intangible assets	2,779	2,798	5,567	5,592
Income from operations	14,453	15,347	26,508	29,877
Interest expense, net	(1,139)	(2,939)	(2,907)	(6,099)
Acceleration of unamortized debt cost	—	(1,447)	(4,010)	(2,318)
Debt cost amortization	(135)	(277)	(332)	(586)
Loss on retirement of senior notes	—	—	(15,485)	—
Interest expense, net	(1,274)	(4,663)	(22,734)	(9,003)
Other income	(262)	93	(232)	137
Income before provision for taxes	12,917	10,777	3,542	21,011
Income tax expense (benefit)	2,345	3,790	(92)	7,424
Net income	$10,572	$6,987	$3,634	$13,587

Net income per common share:
Basic income per share	$0.34	$0.23	$0.12	$0.44
Diluted income per share	$0.33	$0.22	$0.11	$0.43
Weighted-average shares used in computing net income per common share:
Basic common shares	31,486	30,726	31,521	30,535
Fully-diluted common shares	32,106	31,641	32,133	31,419

Thermon Group Holdings, Inc. and Subsidiaries

Reconciliation of Net Income to Adjusted EBITDA and Return on Equity

(Unaudited, in Thousands except return on equity percentages)

Adjusted EBITDA and Return on Equity	Three Months Ended September 30, 2013	Three Months Ended September 30, 2012	Six Months Ended September 30, 2013		Six Months Ended September 30, 2012
Net income	$10,572	$6,987	$3,634		$13,587
Interest expense, net	1,274	4,663	22,734		9,003
Income tax expense (benefit)	2,345	3,790	(92)		7,424
Depreciation and amortization expense	3,543	3,439	7,076		6,856
EBITDA-non-GAAP basis	$17,734	$18,879	$33,352		$36,870

Stock compensation expense	544	336	910		394
Expenses related to fiscal 2013 shelf registration and secondary public offering	—	263	—		536
Refinance revolving line of credit expense	—	94	—	—	94
Adjusted EBITDA-non-GAAP basis	$18,278	$19,572	$34,262		$37,894

Adjusted EBITDA - Annualized for a full fiscal year	$73,112	$78,288	$68,524		$75,788

Average total shareholders' equity for the three and six month period ended September 30	$224,019	$204,554	$229,081		$202,371

Return on Equity - non-GAAP basis	33%	38%	30%		37%

Thermon Group Holdings, Inc. and Subsidiaries

Reconciliation of Net Income to Adjusted Net Income and Adjusted EPS

(Unaudited, in Thousands except earnings per share amounts)
Adjusted Net Income and Adjusted EPS	Three Months Ended September 30, 2013	Three Months Ended September 30, 2012	Six Months Ended September 30, 2013	Six Months Ended September 30, 2012	Adjustment to:

GAAP Net income	$10,572	$6,987	$3,634	$13,587

Expenses related to fiscal 2013 shelf registration and secondary public offering	—	263	—	536	Operating expense
Refinance revolving line of credit	—	94	—	94	Operating expense
Premium paid on redemption of senior secured notes	—	—	15,485	871	Loss on retirement of debt
Acceleration of unamortized debt costs	—	1,447	4,010	1,447	Loss on retirement of debt
Release of liability for uncertain tax positions	(1,047)	—	(1,047)	—	Income tax expense/(benefit)
Tax effect of financial adjustments	—	(634)	(5,205)	(1,042)	Income tax expense/(benefit)
Adjusted Net Income -non-GAAP basis	$9,525	$8,157	$16,877	$15,493

Fully-diluted common shares	32,106	31,641	32,133	31,419

Adjusted fully-diluted earnings per common share -non-GAAP basis	$0.30	$0.26	$0.53	$0.49

Thermon Group Holdings, Inc. and Subsidiaries

Reconciliation of Cash Provided by Operating Activities to Free Cash Flow per Share

(Unaudited, in Thousands except free cash flow per share amounts)
Free cash flow per share	Three Months Ended September 30, 2013	Three Months Ended September 30, 2012	Six Months Ended September 30, 2013	Six Months Ended September 30, 2012

Cash provided by operating activities	$10,891	$13,468	$17,052	$13,825

Less: Cash used for the purchase of property, plant and equipment	(848)	(1,612)	(1,465)	(2,880)
Free cash flow provided	$10,043	$11,856	$15,587	$10,945

Fully-diluted common shares	32,106	31,641	32,133	31,419

Free cash flow provided per fully-diluted common share	$0.31	$0.37	$0.49	$0.35